UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

American Healthcare REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41951	47-2887436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18191 Von Karman Avenue, Suite 300
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 270-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on August 12, 2026, we closed the public offering of 13,250,000 shares, or the Offering, of our common stock, $0.01 par value per share, or Common Stock. In connection with the Offering, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc., as underwriters, or in such capacities, the Underwriters, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc., as forward sellers, or in such capacities, the Forward Sellers, and their respective affiliates thereof as forward purchasers, or in such capacities, the Forward Purchasers, were granted an option for 30 days to purchase up to 1,987,500 additional shares of Common Stock, or Additional Shares.

On August 20, 2026, in connection with the exercise in full of the Underwriters’ option to purchase the Additional Shares, or the Option Exercise, we entered into separate additional forward sale agreements, or the Additional Forward Sale Agreements, with each of the Forward Purchasers.

In connection with the Option Exercise, the Forward Sellers borrowed and sold an aggregate of 1,987,500 shares of Common Stock on August 24, 2026 to hedge the Forward Purchasers’ obligations under the Additional Forward Sale Agreements. We intend (subject to our right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the Additional Forward Sale Agreements on one or more dates specified by us occurring no later than August 10, 2028 (or if such date is not a trading day, the next following trading day), an aggregate of 1,987,500 shares of Common Stock to the Forward Purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price less the underwriting discounts and commissions and subject to certain adjustments as provided in the Additional Forward Sale Agreements. We intend to contribute the net proceeds from the settlement of the Additional Forward Sale Agreements to American Healthcare REIT Holdings, LP, or our Operating Partnership, in exchange for units of limited partnership interest in the Operating Partnership, and the Operating Partnership intends to use such net proceeds for our pending acquisition of a portfolio of senior housing properties, as described in the prospectus supplement relating to the Offering, potential future investments and general corporate purposes.

The Additional Shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to our effective shelf registration statement on Form S-3 (File No. 333-281488). An opinion of Venable LLP with respect to the validity of shares of the Common Stock issued and sold in the Offering was filed as Exhibit 5.1 to our Current Report on Form 8-K (File No. 001-41951) filed August 12, 2026 and is incorporated herein by reference.

Copies of the Additional Forward Sale Agreements are attached hereto as Exhibits 1.1, 1.2 and 1.3 and are incorporated herein by reference. The summaries of the Additional Forward Sale Agreements set forth herein are qualified in their entirety by reference to these exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Forward Confirmation, dated August 20, 2026, between American Healthcare REIT, Inc. and Morgan Stanley & Co. LLC (or its affiliate)*
1.2	Forward Confirmation, dated August 20, 2026, between American Healthcare REIT, Inc. and Citigroup Global Markets Inc. (or its affiliate)*
1.3	Forward Confirmation, dated August 20, 2026, between American Healthcare REIT, Inc. and KeyBanc Capital Markets Inc. (or its affiliate)*
5.1

Opinion of Venable LLP as to the legality of the Common Stock (included as Exhibit 5.1 to our Current Report on Form 8-K (File No. 001-41951) filed August 12, 2026 and incorporated herein by reference)

23.1	Consent of Venable LLP (included as Exhibit 5.1 to our Current Report on Form 8-K (File No. 001-41951) filed August 12, 2026 and incorporated herein by reference)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain information in this exhibit has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.

Date:	August 24, 2026	By:	/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson Title: Chief Executive Officer and Chairman of the Board of Directors